THIRD AMENDMENT TO FACILITIES USE AGREEMENT

This Third Amendment to Facilities Use Agreement (the “Third Amendment”) is made and entered into effective as of the 7th day of April 2015 (the “Effective Date”) by and among Aquila Family Ventures LLC (the “Jackson Owner”), Chaparral Lane Investment, LLC (the “Roanoke Owner”) and Solera Holdings, Inc. (the “Company”).

WITNESSETH

WHEREAS, Jackson Owner and the Company have previously entered into that certain Facilities Use Agreement, dated as of February 12, 2013 (the “Original Agreement”); and

WHEREAS, Jackson Owner, Roanoke Owner and the Company have previously entered into that certain Amendment to Facilities Use Agreement, dated as of December 26, 2013 (the “First Amendment”);

WHEREAS, Jackson Owner, Roanoke Owner and the Company have previously entered into that certain Amendment to Facilities Use Agreement, dated as of December 31, 2014 (the “Second Amendment” and, together with the Original Agreement and the First Amendment, the “Agreement”); and

WHEREAS Jackson Owner, Roanoke Owner and the Company desire to further amend the Agreement to (i) eliminate the Roanoke Owner as a party to the Agreement, (ii) terminate all of the parties’ rights and obligations under the Agreement and the Indemnification Agreement relating to the Roanoke Premises and (iii) otherwise as set forth herein; and

NOW THEREFORE, the Company, Jackson Owner and Roanoke Owner, each in consideration of the covenants and agreements of the other and intending to be legally bound, agree as follows:

I.	Amendments

1.	Effective as of the Effective Date, Roanoke Owner shall no longer be (i) a party to the Agreement or (ii) an indemnitee under and party to the Indemnification Agreement.

2.
Effective as of the Effective Date, all references to (i) the Roanoke Premises and the Roanoke Owner shall be eliminated from the Agreement and the Indemnification Agreement and (ii) the Premises in the Agreement and the Indemnification Agreement shall mean the Jackson Premises.

3.
Effective as of the Effective Date, all rights and obligations of the parties to the Agreement and the Indemnification Agreement relating to the Roanoke Premises shall terminate. In this connection, each party to this Third Amendment represents and warrants to each other party that it is not aware of any claims relating to the Roanoke Premises against any other party to the Agreement or the Indemnification Agreement nor is it aware of any basis for any such claims.

II.	Additional Provisions

1.	Capitalized Terms. Capitalized terms used in this Third Amendment but not defined herein shall have the meaning given to them in the Agreement.

2.	No Other Amendment. Except as modified by this Third Amendment, the Agreement and the Indemnification Agreement shall remain in full force and effect in all respects without any modification.

3.
Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and together shall constitute one and the same agreement.

4.	Governing Law. This Amendment and the rights and obligations provided hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

5.	Facsimile Signature. This Amendment may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

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IN WITNESS WHEREOF, Owner and the Company have executed this Amendment effective as of the day and year first above written.

JACKSON OWNER:	THE COMPANY:
Aquila Family Ventures LLC                 Solera Holdings, Inc.

/s/ Tony Aquila                        /s/ Jason Brady
_____________________                    ______________________
Tony Aquila    Jason Brady
Managing Member    Senior Vice President and
General Counsel

ROANOKE OWNER:
Chaparral Lane Investment, LLC

/s/ Tony Aquila
____________________
Tony Aquila
Manager